DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Entity #
E0806072006-1
Document Number:
20060711904-40
Date Filed:
11/3/2006 9:30:02 AM
In the office of
Dean Heller
Dean Heller
Secretary of State

Articles of Incorporation
(PURSUANT TO NRS 78)

Important: Read attached instructions before completing form.

1. Name of Corporation:	Kranti Resources, Inc.
2. Resident Agent Name and Street Address: (must be a Nevada address where process may be served)	Name: CORPORATE DIRECT, INC. Street Address: 2248 Meridian Blvd., Ste. H; City: Minden; NEVADA; Zip Code: 89423 Optional Mailing Address: ___ City ___ State ___ Zip Code ___
3. Shares: (number of shares corporation authorized to issue)	Number of common shares with par value: 100,000,000 and 100,000,000 preferred; Par value: $0.001; Number of shares without par value: ___
4. Names & Addresses, of Board of Directors/Trustees: (attach additional page if there is more than 3 directors/trustees)	1. Name: Benny Harvinderjit Gill Street Address: 8318 120th St #103; City: Surrey; State: B.C. Canada; Zip Code: V3W 3N4 2. Name: Karnpal Grewal Street Address: 7507 118th St.; City: Delta; State: BC Canada; Zip Code: V4C6G4 3. Name: Aaron Lossing Street Address: 5500 152nd St #210; City: Surrey; State: BC Canada; Zip Code: V3S 5J9
5. Purpose: (optional-see instructions)	The purpose of this Corporation shall be:
6. Names, Address and Signature of Incorporator: (attach additional page if there is more than 1 incorporator)	Name: James B. Parsons; Signature: James B. Parsons Address: 10900 NE 4th Street, Ste. 2070; City: Bellevue; State: WA; Zip Code: 98004
7. Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named corporation. [signature] Authorized Signature of R.A. or On Behalf of R.A. Company; Date: 11/3/2006

This form must be accompanied by appropriate fees.

SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, DEAN HELLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **KRANTI RESOURCES, INC.**, did on November 3, 2006, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on November 3, 2006.

DEAN HELLER
Secretary of State

By

Certification Clerk